AMENDED AND RESTATED FORTINET, INC.
2009 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
Unless otherwise defined herein, the terms defined in the Amended and Restated Fortinet, Inc. 2009 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement, including any country-specific terms and conditions set forth in the attached Addendum (collectively, the “Award Agreement”).
I.NOTICE OF RESTRICTED STOCK UNIT GRANT
Participant Name:
Address:
You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Number of Restricted Stock Units
Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Unit will vest in accordance with the following schedule:
[INSERT VESTING SCHEDULE.]
In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in any Restricted Stock Units, any such unvested Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.

By Participant’s signature and the signature of the representative of Fortinet, Inc. (the “Company”) below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A and the Addendum with additional country-specific terms and conditions (the “Addendum”) attached hereto, all of which are made a part of this Award Agreement. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

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PARTICIPANT:	FORTINET, INC.

Signature	By

Print Name	Title

Residence Address:

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EXHIBIT A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT
1.    Grant. The Company hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
2.    Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any Tax-Related Items as defined and as set forth in Section 6. The Company shall not be required to issue fractional Shares upon the vesting of a Restricted Stock Unit. Vested Restricted Stock Units will be paid in Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2½) months from the end of the Company’s tax year that includes the vesting date.
3.    Vesting Schedule. Except as provided in Section 4, and subject to Section 6, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs as further described in Section 6.
4.    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.
5.    Dividend Equivalents. Participant shall be entitled to receive the equivalent value (in cash or Shares or a combination thereof) of any dividends paid on each Share for each Restricted Stock Unit (a “Dividend Equivalent”). Dividend Equivalents will be subject to the same vesting and forfeitability restrictions to which the underlying Restricted Stock Units are subject. Any Dividend Equivalent that becomes payable shall be paid at the same time that the underlying Restricted Stock Unit is paid pursuant to Section 2.

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6.    Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider, for any or no reason and Participant’s right to acquire any Shares hereunder, will immediately terminate upon Participant’s termination as a Service Provider. For purposes of the Restricted Stock Units, Participant's status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any), and Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant's period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Unit grant (including whether Participant may still be considered to be a Service Provider while on a leave of absence).
7.    Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant was a U.S. resident and is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant was not a U.S. resident and is then deceased, be made to the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
8.    Responsibility for Taxes.
(a)    Participant acknowledges that, regardless of any action taken by the Company or, if different, the Parent or Subsidiary retaining or employing Participant (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Shares upon settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further,

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if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the Tax-Related Items by one or a combination of the following: (i) paying cash, (ii) withholding from Participant’s wages or other cash compensation payable to Participant by the Company and/or any Parent or Subsidiary, (iii) withholding from the proceeds of a sale of Shares acquired pursuant to the Restricted Stock Units, either through a voluntary sale or mandatory sale; or (iv) withholding in Shares to be issued upon vesting of the Restricted Stock Units; provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is not feasible under applicable tax or securities law or has materially adverse accounting consequences, in which case, any applicable obligations for Tax-Related Items may be satisfied by one or a combination of methods (i) through (iii) hereof, as determined by the Participant.
(c)    Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering statutory withholding rates or other applicable withholding rates, including minimum and maximum applicable rates, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligations for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
(d)     Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. If Participant fails to make satisfactory arrangements for the payment of any required Tax-Related Items obligations hereunder, the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with these obligations in connection with the Tax-Related Items.
9.    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have

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all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
10.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN ACTIVE SERVICE PROVIDER, AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
11.    Nature of Grant. By accepting the Award, Participant acknowledges, understands and agrees that:
a.the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;
b.all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;
c.Participant is voluntarily participating in the Plan;
d.the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not intended to replace any pension rights or compensation;
e.the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, leave-related payments, holiday pay, pension or retirement or welfare benefits or similar mandatory payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Parent, Subsidiary, or Affiliate;
f.the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
g.unless otherwise agreed with the Company, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not

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granted as consideration for, or in connection with, the service Participant may provide as a director of any Parent or Subsidiary of the Company.
h.no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units or the recoupment of any of any Shares acquired under the Plan resulting from (1) the termination of Participant's status as a Service Provider (regardless of the reason for the termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any); and /or (2) the application of any recoupment policy or any recovery or clawback policy otherwise required by law;
i.unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

j.the following provisions apply only if Participant is providing services outside the United States:

    (i)    the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose; and

    (ii)    Participant acknowledges and agrees that neither the Company, the Employer nor any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

12.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant understands and agrees he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
13.     Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

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Participant understands that Data will be transferred to Charles Schwab & Co., Inc., or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, its broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock Units or other Awards or administer or maintain such Awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

14.    Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of Stock Administration at Fortinet, Inc., at 899 Kifer Road, Sunnyvale, CA 94086, or at such other address as the Company may hereafter designate in writing.
15.    Grant is Not Transferable. Except to the limited extent provided in Section 7, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
16.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
17.    Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any U.S. state or federal or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance

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of Shares to Participant (or his or her estate or beneficiary, if applicable), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate U.S. federal securities laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation.
18.    Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.
19.    Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
20.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
21.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
22.    Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
23.    Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Company may amend the terms of this Award Agreement, provided no amendment or modification that adversely affects the Participant’s rights under the Award in any material way may be made without the Participant’s written consent. Notwithstanding anything to the contrary in the Plan or this Award Agreement,

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the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to the extent necessary or desirable to facilitate compliance with Applicable Laws or to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units, but the Company shall not be under any obligation to make any such revision. Furthermore, nothing in this Award Agreement or the Plan shall provide a basis for any person to take action against the Company or any Parent or Subsidiary based on matters covered by Section 409A, including the tax treatment of any Restricted Stock Unit settled or amount paid or Restricted Stock Units granted under this Award Agreement, and neither the Company nor any Parent or Subsidiary shall under any circumstances have any liability to Participant or his or her estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Award Agreement, including taxes, penalties or interest imposed under Section 409A.
24.    Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
25.    Governing Law and Venue. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock is made and/or to be performed.
26.    Language. Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Award Agreement. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control unless otherwise required by Applicable Laws.
27.    Addendum. Notwithstanding any provisions in the Award Agreement, the Restricted Stock Unit grant shall be subject to any additional terms and conditions set forth in the Addendum, attached hereto, for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Addendum, the terms and conditions for such country, if any, will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of the Award Agreement.
28.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Unit and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or

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advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

29.    Insider Trading / Market Abuse Restrictions. Depending on Participant’s country of residence or the designated broker's country or the country where the Shares are listed, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect Participant’s ability to, directly or indirectly, accept, acquire, sell, attempt to sell or otherwise dispose of Shares or rights to Shares (e.g., the Restricted Stock Units) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions or Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before Participant possessed inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities (third parties may include fellow employees). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for ensuring Participant’s compliance with any applicable restrictions and is advised to speak with his or her personal legal advisor on this matter.

30.    Foreign Asset/Account, Exchange Control, and Tax Reporting. Depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the Restricted Stock Units, the acquisition, holding, and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintenance of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values and/or related transactions to the applicable authorities in his or her country. Participant also may be required to repatriate sale proceeds from the sale of Shares or other funds received as a result of participation in the Plan to Participant’s country through a designated bank or broker within a certain time after receipt. In addition, Participant agrees to take any and all actions required by the Company or any Parent or Subsidiary or the local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different) that may be required to comply with such laws, rules and regulations. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements. Participant further understands that he or she should consult Participant’s personal legal advisor on these matters.

31.    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other Participant.

32.    Recovery of Erroneously Awarded Compensation. As an additional condition of receiving this Award, Participant agrees that the Restricted Stock Unit and any proceeds or other benefits Participant may receive hereunder shall be subject to clawback, recovery or recoupment provisions by the Company to the extent and in the manner required (i) under the terms of any clawback policy adopted by the Company, as may be amended from time to time, pursuant to the listing standards and/or the rules and regulations of any national securities exchange or association on which the Shares are listed, or (ii) to comply with any requirements imposed under Applicable Laws including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act. Further, as the Committee determines necessary or appropriate, the Committee may impose a reacquisition right with respect to previously-acquired Shares or other cash or property upon the occurrence of cause (as determined by the Committee).

* * *

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ADDENDUM TO
RESTRICTED STOCK UNIT AWARD AGREEMENT
AND
PERFORMANCE STOCK UNIT AWARD AGREEMENT
Capitalized terms used but not defined herein shall have the meanings set forth in the Plan, the Notice of Grant and/or the Restricted Stock Unit Award Agreement or Performance Stock Unit Award Agreement.
Terms and Conditions
This Addendum includes additional terms and conditions that govern the Restricted Stock Units and Performance-Based Stock Units (collectively, the “Stock Units”) granted to Participant under the Plan if Participant resides and/or works in one of the countries listed below. This Addendum forms part of the Award Agreement.
If Participant is a citizen or resident of a country other than the one in which Participant is currently working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the Company shall, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Participant under these circumstances.
Notifications
This Addendum also includes notices regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in Participant’s country as of February 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the Stock Units or sells Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.
Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the information contained herein may not be applicable in the same manner to Participant.

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EUROPEAN UNION / EUROPEAN ECONOMIC AREA INCLUDING THE UNITED KINGDOM

Terms and Conditions

Authorization to Release and Transfer Necessary Personal Information. This provision replaces in its entirety Section 13 (Data Privacy) of the Award Agreement:

(a)Participant is hereby notified of the collection, use and transfer outside of the European Economic Area, as described in the Award Agreement, in electronic or other form, of Participant’s Data (defined below) by and among, as applicable, the Company and its Subsidiaries for the exclusive and legitimate purpose of implementing, administering and managing Participant’s participation in the Plan.

(b)Participant understands that the Company and its Subsidiaries may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all entitlement to Shares awarded, canceled, vested, unvested, exercised or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

(c)Participant understands that providing the Company with this Data is necessary for the performance of the Award Agreement and that Participant’s refusal to provide the Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. Participant’s Data will be accessible within the Company as described in the Fortinet Data Privacy Policy and only by the persons specifically charged with Data processing operations and by the persons that need to access the Data because of their duties and position in relation to the performance of the Award Agreement.

(d)The Company will use Participant’s Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs Participant’s Data, it will remove it from it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations. The collection, use and transfer of Data for the purpose of implementing, administering and managing Participant’s participation in the Plan is conducted in accordance with the Fortinet Data Privacy Policy.

(e)Further, Participant understands that the Company will transfer Data to E*TRADE Financial Corporation (“E*TRADE”), and/or such other third parties as may be selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Data with such other provider(s) serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition of the ability to participate in the Plan.

(f)E*TRADE is based in the United States. If Participant is outside of the United States, Participant should note that his or her country has enacted data privacy laws that are different from the United States. When transferring Data to E*TRADE, the Company and its Subsidiaries provide appropriate safeguards described in the Fortinet Data Privacy

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Policy. By participating in the Plan, Participant agrees to the transfer of his or her Data to E*TRADE for the exclusive purpose of administering participation in the Plan.

Finally, Participant may choose to opt out of allowing the Company to share Data with E*TRADE and others as described above, although execution of such choice may mean the Company cannot grant awards under the Plan to Participant. For questions about this choice or to make this choice, you should refer to the Fortinet Data Privacy Policy or contact privacy@fortinet.com if there are additional questions.
ALGERIA
Terms and Conditions
Stock Units Payable Only in Cash. Notwithstanding Section 2 of the Award Agreement, the grant of Stock Units does not provide any right for Participant to receive Shares. Stock Units granted to Participants in Algeria shall be paid only in cash through local payroll in an amount equal to the value of the Shares on the vesting date less any Tax-Related Items. Participant agrees to bear any currency fluctuation risk between the time the Stock Units vest and the time the cash payment is distributed to Participant through local payroll.
ARGENTINA
Notifications
Securities Law Information. The offering of the Stock Units pursuant to the Award Agreement is a private transaction. Neither the Stock Units nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina.
Exchange Control Information. Following the sale of Shares and/or the receipt of dividends, Argentine residents may be subject to certain restrictions in bringing such funds back into Argentina. Argentine residents are solely responsible for complying with the exchange control rules that may apply in connection with participation in the Plan and/or the transfer of proceeds from the sale of Shares acquired under the Plan into Argentina. Prior to selling any Shares or transferring cash proceeds into Argentina, Argentine residents should consult their local bank and/or exchange control advisor to confirm the requirements as interpretations of the applicable Argentine Central Bank regulations
Foreign Asset/Account Information. If Participant holds Shares as of December 31 of any year, Participant is required to report the holding of the Shares on his or her personal tax return for the relevant year.
AUSTRALIA
Terms and Conditions
Securities Law Information. This offer of Stock Units is made under Division 1A Part 7.12 of the Corporations Act 2001 (Cth). If Participant offers Shares acquired under the Plan for sale to a person or entity resident in Australia, Participant’s offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on any disclosure obligations prior to making any such offer.
Notifications

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Tax Information. The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, then Participant will be required to file the report.
AUSTRIA
Notifications
Foreign Asset/Account Reporting Information. If Participant holds Shares acquired under the Plan or cash (including proceeds from the sale of Shares) outside of Austria, Participant may be subject to reporting obligations to the Austrian National Bank.
Exchange Control Information. If Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, he or she may be subject to reporting obligations to the Austrian National Bank. If the value of the Shares meets or exceeds a certain threshold, Participant must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. In all other cases, an annual reporting obligation applies and the report has to be filed as of December 31 on or before January 31 of the following year using the form P2. Where the cash amounts held outside of Austria meet or exceed a certain threshold, monthly reporting obligations apply as explained in the next paragraph.
If Participant sells Shares, or receives any cash dividends, Participant may have exchange control obligations if Participant holds the cash proceeds outside Austria. If the transaction volume of all Participant’s accounts abroad meets or exceeds a certain threshold, Participant must report to the Austrian National Bank the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).
BELGIUM
Notifications
Foreign Asset/Account Information. Belgian residents are required to report any security or bank accounts (including brokerage accounts) opened and maintained outside Belgium on his or her annual tax return. In a separate report, they must provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name, and country in which such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium.
Stock Exchange Tax. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will apply when the Shares are sold. Participant should consult with his or her personal tax advisor for additional details on obligations with respect to the stock exchange tax.
Annual Securities Accounts Tax Information. If the total value of securities held in a Belgian or foreign securities account exceeds EUR 1 million on average on four reference dates within the relevant reporting period (i.e. December 31, March 31, June 30 and September 30), an “annual securities accounts tax” applies. Participant should consult with a professional tax or

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financial advisor for more information regarding their annual securities accounts tax payment obligations.
BRAZIL
Terms and Conditions
Compliance with Law. By accepting the Stock Units, Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Stock Units, and the sale of Shares acquired under the Plan and the receipt of any dividends or Dividend Equivalents.
Labor Law Acknowledgement. By accepting the Stock Units, Participant agrees that Participant is (i) making an investment decision, (ii) Shares will be issued to Participant only if the vesting conditions are met and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to Participant.
Notifications
Exchange Control Information. If Participant is resident or domiciled in Brazil, Participant will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Shares acquired under the Plan.
Tax on Financial Transactions (IOF). Repatriation of funds into Brazil and the conversion between BRL and USD associated with such fund transfers may be subject to the Tax on Financial Transactions. It is Participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from Participant’s participation in the Plan. Participant should consult with his or her personal tax advisor for additional details.
CAMBODIA
There are no country-specific provisions.
CANADA
Terms and Conditions
Stock Units Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in the Award Agreement, the grant of Stock Units does not provide any right for Participant to receive a cash payment, and the Stock Units are payable in Shares only.
Forfeiture upon Termination of Status as a Service Provider. The following provision replaces Section 6 of the Award Agreement:
Notwithstanding any contrary provision of this Award Agreement, the balance of the Stock Units that have not vested as of the time of Participant’s termination as a Service Provider, for any or no reason and Participant’s right to acquire any Shares hereunder, will immediately terminate upon Participant’s termination as a Service Provider. For purposes of the Stock Units, Participant's status as a Service Provider will be considered terminated as of the date that is the earlier of (1) the date Participant’s service ends, no matter how the termination of service arises; or (2) the date Participant receives written notice of termination of the Service Provider from the Company or the Employer. In either case, the date shall exclude any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided

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under local law. For greater certainty, Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which Participant’s right to vest terminates, nor will Participant be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, Participant’s right to vest in the Stock Units, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting. The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing service for purposes of the Stock Units grant (including whether Participant may still be considered to be a Service Provider while on a leave of absence).
The following provisions will apply if Participant is a resident of Quebec:
Language Consent. A French translation of the Plan and the Award Agreement can be made available as soon as reasonably practicable upon request. Participant understands that, from time to time, additional information related to the offering of the Plan might be provided in English and such information may not be immediately available in French. However, upon request, the Company will translate into French documents related to the offering of the Plan as soon as reasonably practicable.
Une traduction française du Plan et de l'Accord de Récompense peuvent être disponible dès que raisonnablement possible sur demande. Participant comprend que, de temps à autre, des informations supplémentaires liées à l'offre du Plan peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Cependant, sur demande, la Compagnie traduira en français les documents relatifs à l'offre du Plan dès que raisonnablement possible.
Data Privacy Notice and Consent. This provision supplements Section 13 of the Award Agreement:
Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant acknowledges that their Data, including and sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States. Participant further authorizes the Company and/or any Parent or Subsidiary to record such information in his or her employee file. If applicable, Participant also acknowledges that the Company, E*TRADE Financial Corporation and/or any Parent or Subsidiary may use technology for profiling purposes and make automated decisions that may have an impact on Participant’s participation in the Plan or the administration of the Plan.
Notifications
Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq.
Foreign Asset/Account Reporting Information. Foreign specified property (including shares of Common Stock acquired under the Plan) of a non-Canadian company held by a Canadian

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resident must be reported annually on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time in the year. The option to purchase Shares must be reported (generally at nil cost) if the C$100,000 threshold is exceeded because of other foreign specified property held. Foreign specified property also includes Shares acquired under the Plan and their cost is generally the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at acquisition, but if a participant owns other Shares, this ACB may have to be averaged with the ACB of the other shares. The form must be filed by April 30 of the following year. Participant should consult his or her personal legal advisor to ensure compliance with applicable reporting obligations.
CHILE
Notifications
Securities Law Information. This grant of Stock Units constitutes a private offering of securities in Chile effective as of the grant date. This offer of Stock Units is made subject to general ruling n° 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Stock Units are not registered in Chile, the Company is not required to provide public information about the Stock Units or the Shares in Chile. Unless the Stock Units and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.
Esta Oferta de Unidades de Acciones Restringidas constituye una oferta privada de valores en Chile y se inicia en la fecha de la oferta. Esta oferta de Unidades de Acciones Restringidas se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comision para el Mercado Financiero de Chile (“CMF”).  Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse de valores no inscritos en Chile no existe la obligación por parte de la Compañía de entregar en Chile información pública respecto de los mismos. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
Exchange Control and Tax Information. Chilean residents are not required to repatriate funds obtained from the sale of Shares or the receipt of any dividends. However, if Chilean residents decide to repatriate such funds, they must do so through the Formal Exchange Market if the amount of the funds exceeds US$10,000. In such case, Chilean residents must report the payment to a commercial bank or registered foreign exchange office receiving the funds.
Foreign Asset/Account Reporting Information. The Chilean Internal Revenue Service (the “CIRS”) requires all taxpayers to provide information annually regarding (i) the results of investments held abroad and (ii) any taxes paid abroad which the taxpayers will use as a credit against Chilean income tax. The Form 1929 disclosing this information (or Formularios) must be submitted electronically through the CIRS website in accordance with applicable deadlines: www.sii.cl. In addition, shares of Common Stock acquired upon settlement of the Units must be registered with the CIRS’s Foreign Investment Registry. Chilean taxpayers who fail to meet these requirements may be ineligible to receive certain foreign tax credits.

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CHINA
Terms and Conditions
The following provisions will apply to Participants who are subject to PRC exchange control restrictions, as determined by the Company in its sole discretion:
Immediate Sale Restriction. Notwithstanding anything to the contrary in the Plan or Award Agreement, due to exchange control laws in China, Participant agrees that any Shares acquired at vesting of the Stock Units may be immediately sold at vesting or, at the Company’s discretion, at a later time (including when Participant’s status as a Service Provider terminates). If, however, the sale of the Shares is not permissible under the Company’s insider trading policy, or if any requisite exchange control approval for the Plan in China has not been obtained, the Company retains the discretion to postpone the issuance of the Shares subject to Participant’s vested Stock Units until such time that the sale is again permissible and to then immediately sell the Shares subject to the Stock Units. Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of the Shares (on Participant’s behalf pursuant to this authorization), and Participant expressly authorizes such broker to complete the sale of such Shares. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to Participant in accordance with applicable exchange control laws and regulations and provided any liability for Tax-Related Items resulting from the vesting of the Stock Units has been satisfied. Due to fluctuations in the Share price and/or the US dollar exchange rate between the vesting date and (if later) the date on which the Shares are sold, the sale proceeds may be more or less than the market value of the Shares on the vesting date (which is the amount relevant to determining Participant’s tax liability). Participant understands and agrees that the Company is not responsible for the amount of any loss Participant may incur and that the Company assumes no liability for any fluctuations in the Share price and/or US dollar exchange rate. In the event Participant is allowed to hold Shares, Participant must maintain Shares acquired under the Plan in an account maintained by the Company’s designated broker or such other stock plan provider as may be selected by the Company.
Exchange Control Information. Participant understands and agrees that, to facilitate compliance with exchange control laws in China, Participant may be required to immediately repatriate to China the cash proceeds from the sale of any Shares acquired at vesting of the Stock Units and any dividends or Dividend Equivalents received in relation to the Shares. Participant further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or any Parent or Subsidiary, and Participant hereby consents and agrees that the proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares may be transferred to such special account prior to being delivered to Participant.
The proceeds may be paid to Participant in U.S. dollars or local currency at the Company’s discretion. In the event the proceeds are paid to Participant in U.S. dollars, Participant understands that Participant will be required to set up a U.S. dollar bank account in China and provide the bank account details to the Employer and/or the Company so that the proceeds may be deposited into this account.
Participant agrees to bear any currency fluctuation risk between the time the Shares are sold or dividends or Dividend Equivalents are paid and the time the proceeds are distributed to Participant through any such special account.

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Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
COLOMBIA
Terms and Conditions
Labor Laws Acknowledgement. The following provision supplements Section 11 of the Award Agreement:
Participants acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of “salary” for any purpose.
Notifications
Securities Law Information. The Shares subject to the Stock Units are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia. An offer of Shares to employees will not be considered a public offer provided that it meets the conditions set forth in Article 6.1.1.1.1 in Decree 2555, 2010.

Exchange Control Information. Participant is responsible for complying with any and all Colombian foreign exchange restrictions, approvals and reporting requirements in connection with the Stock Units and any Shares acquired or funds received under the Plan. This may include reporting obligations to the Central Bank (Banco de la República). If applicable, Participant will be required to register the investment in Shares with the Central Bank, regardless of the value of the investment. Participant should consult with his or her legal advisor regarding any obligations in connection with this reporting requirement.

COSTA RICA
There are no country-specific provisions.
CZECH REPUBLIC
Notifications
Exchange Control Information. The Czech National Bank may require residents of the Czech Republic to fulfill certain notification duties in relation to the opening and maintenance of a foreign account. In addition, Participant may need to report certain events even in the absence of a request from the Czech National Bank. Because exchange control regulations change frequently and without notice, residents of the Czech Republic should consult with their legal advisor prior to the sale of Shares to ensure compliance with current regulations. It is the Czech resident’s responsibility to comply with Czech exchange control laws, and neither the Company nor the Employer will be liable for any resulting fines or penalties.

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DENMARK
Terms and Conditions

Danish Stock Option Act. By participating in the Plan, Participant acknowledges that he or she received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act to the extent the Danish Stock Option Act applies.

Notifications

Foreign Asset/Account Reporting Information. The establishment of an account holding Shares or an account holding cash outside Denmark must be reported to the Danish Tax Administration. The form which should be used in this respect may be obtained from a local bank. (Please note that these obligations are separate from and in addition to the securities/tax reporting obligations described below.)

DOMINICAN REPUBLIC
There are no country-specific provisions.
EGYPT
Notifications
Exchange Control Information. If Participant transfers funds into Egypt in connection with the sale of Shares or the receipt of Dividend Equivalents, Participant may be required to do so through a registered bank in Egypt.
FINLAND
There are no country-specific provisions.
FRANCE
Terms and Conditions
French Language Provision. By accepting the Award Agreement providing for the terms and conditions of Participant’s grant, Participant confirms having read and understood the documents relating to this grant (the Plan and the Award Agreement) which were provided in English language. Participant accepts the terms of those documents accordingly.
En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’attribution, le participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. et le Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le participant accepte les termes en connaissance de cause.
Notifications
Tax Information. The Stock Units are not intended to be French tax-qualified Awards.
Foreign Asset/Account Reporting Information. If Participant retains Shares acquired under the Plan outside of France or maintains a foreign bank account, Participant is required to report such to the French tax authorities when filing Participant’s annual tax return. Additional

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monthly reporting obligations may apply if Participant’s foreign account balances exceed €1,000,000.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 in connection with the sale of securities (including Shares acquired under the Plan) or the receipt of any dividends must be reported monthly to the German Federal Bank. The report must be made by the 5th day of the month following the month in which the payment was received and must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. Participant is responsible for satisfying the reporting obligation.
Foreign Asset / Account Reporting. German residents holding Shares exceeding 1% of the Company’s total share capital, must notify their local tax office of the acquisition of Shares if the acquisition costs for all Shares held exceeds €150,000 or if the resident holds 10% or more in the Company’s total shares of common stock.
HONG KONG
Terms and Conditions
Stock Units Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in the Award Agreement, the grant of Stock Units does not provide any right for Participant to receive a cash payment, and the Stock Units are payable in Shares only.
Sale of Shares. Shares received at vesting are accepted as a personal investment. In the event that the Stock Units vest and Shares are issued to Participant within six months of the Date of Grant, Participant agrees that the Shares will not be offered to the public or otherwise disposed of prior to the six-month anniversary of the Date of Grant.
Securities Law Information. WARNING: The grant of Stock Units under the terms of the Award Agreement and the Plan and the issuance of Shares at vesting of Stock Units do not constitute a public offering of securities, and they are available only to Service Providers.
Please be aware that the contents of the Award Agreement, including this Addendum, and the Plan have not been reviewed by any regulatory authority in Hong Kong. Participant is advised to exercise caution in relation to the right to acquire Shares at vesting of the Stock Units, or otherwise, under the Plan. If Participant is in any doubt about any of the contents of the Award Agreement, including this Addendum, or the Plan, Participant should obtain independent professional advice.
HUNGARY
There are no country-specific provisions.
INDIA
Notifications
Exchange Control Information. Participant must repatriate any cash dividends paid on Shares within one-hundred eighty (180) days and all proceeds received from the sale of Shares to India

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within ninety (90) days of receipt. Participant must obtain evidence of the repatriation of funds in the form of a foreign inward remittance certificate (the “FIRC”) from the bank where Participant deposited the foreign currency. Participant must retain the FIRC in Participant’s records to present to the Reserve Bank of India or Participant’s Employer in the event that proof of repatriation is requested.
Foreign Asset/Account Reporting Information.  Participant is required to declare his or her foreign bank accounts and any foreign financial assets (including Shares  held outside India) in Participant’s annual tax return.  It is Participant’s responsibility to comply with this reporting obligation and Participant should consult his or her personal advisor in this regard.
INDONESIA
Notifications
Exchange Control Information. If Participant remits funds into Indonesia (e.g., proceeds from the sale of Shares), the Indonesian Bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, Participant must complete a “Transfer Report Form.” The Transfer Report Form should be provided to Participant by the bank through which the transaction is to be made.
For foreign currency transactions exceeding US$25,000, the underlying document of that transaction will have to be submitted to the relevant local bank. If there is a change of position in any foreign assets held (including Shares acquired under the Plan), this change in position (e.g., sale of such shares) must be reported to the Bank of Indonesia no later than the 15th day of the month following the change in position.
Foreign Asset / Account Reporting Information. Indonesian residents have the obligation to report their worldwide assets (including any foreign bank or brokerage accounts and Shares under the Plan) in their annual individual income tax return.
IRELAND
Notifications
Director Notification Obligation. If Participant is a director, shadow director or secretary of an Irish Parent or Subsidiary, and holds 1% or more of the share capital of the Company, Participant must notify the Irish Parent or Subsidiary in writing within five business days of receiving or disposing of an interest in the Company (e.g., Stock Units, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).
ISLE OF MAN
There are no country-specific provisions.

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ISRAEL
Terms and Conditions
The Following Provisions Apply if Participant is Located in Israel on the Date of Grant
Trust Arrangement. Participant understands and agrees that the Stock Units are offered subject to and in accordance with the terms of the Plan, the sub-plan to the Plan for Israel (the “Israeli Sub-Plan”), the Trust Agreement (the “Trust Agreement”) between the Company and the Company’s trustee appointed by the Company or its subsidiary or affiliate in Israel, ESOP Trust Company (the “Trustee”), and the Award Agreement. In the event of any inconsistencies between the Israeli Sub-Plan, the Award Agreement and/or the Plan, the Israeli Sub-Plan will govern the Stock Units granted to Participants in Israel.
Written Acceptance. If Participant has not already executed a Section 102 Capital Gains Award confirmation letter (“Confirmation Letter”) in connection with grants made under the Israeli Sub-Plan to the Plan, Participant must print, sign and deliver a signed copy of the Confirmation Letter within forty five (45) days of the Date of Grant. If Participant does not submit the signed Confirmation Letter within forty five (45) days of the Date of Grant, the Stock Units may not qualify for preferential tax treatment.
Nature of Grant. The following provision supplements Section 11 of the Award Agreement:
The Stock Units are intended to be 102 Capital Gains Track Grants that qualify for the 102 Capital Gains Track tax treatment. Notwithstanding the foregoing, by accepting the Stock Units, Participant acknowledges that the Company cannot guarantee or represent that the 102 Capital Gains Track tax treatment will apply to the Stock Units.
By accepting the Stock Units, Participant: (a) acknowledges receipt of and represents that Participant has read and is familiar with the Plan, the Israeli Sub-Plan, and the Award Agreement; (b) accepts the Stock Units subject to all of the terms and conditions of this Award Agreement, the Plan and the Israeli Sub-Plan; and (c) agrees that the Stock Units will be issued to and deposited with the Trustee and shall be held in trust for Participant’s benefit as required by the ITO, the Rules and any approval by the Israeli Tax Authority (“ITA”) pursuant to the terms of the ITO, the Rules and the Trust Agreement. Furthermore, by accepting the Stock Units, Participant confirms that he or she is familiar with the terms and provisions of Section 102 of the ITO, particularly the Capital Gains Track described in subsection (b)(2) and (b)(3) thereof, and agrees that he or she will not require the Trustee to release the Stock Units or shares of Common Stock to him or her, or to sell the Stock Units or shares of Common Stock to a third party, during the Required Holding Period, unless permitted to do so by the ITO or the Rules.
Dividend Equivalent Rights Distributions. The following provision supplements Section 5 of the Award Agreement:
For the sake of clarity, if Dividend Equivalent Rights are issued as rights to shares of Common Stock, such Dividend Equivalent Units will be deposited with the Trustee and will be subject to the same Section 102 rules under the Israeli Sub-Plan as the Stock Units.
Withholding Taxes. The following provision supplements Section 8 of the Award Agreement:
Participant agrees that he or she shall not be liable for the Employer’s component of payments to the National Insurance Institute unless and to the extent such payments by the Employer are a result of Participant’s election to sell the Shares before the end of the Required Holding Period (if allowed by the ITO and the Rules).

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If the Stock Units vest during the Required Holding Period, the shares of Common Stock issued upon the vesting of such Stock Units shall be issued to and deposited with, or under the supervision of, the Trustee for the benefit of Participant and shall be held in trust as required by the ITO, the Rules and any approval by the ITA. In the event that such vesting occurs after the end of the Required Holding Period, the Shares issued upon the vesting of the Stock Units shall either: (i) be issued to and deposited with, or under the supervision of, the Trustee; or (ii) be transferred to Participant directly upon Participant’s request, provided that Participant first complies with his or her obligations with respect to Tax-Related Items. In the event that Participant elects to have the shares of Common Stock transferred to Participant without selling such shares of Common Stock, Participant shall become liable to pay taxes immediately in accordance with the provisions of the ITO and Section 8 of the Award Agreement, as supplemented by this Addendum.
Capitalized terms are defined in the Israeli Sub-Plan if not defined in this Addendum.
Immediate Sale Restriction Upon Transfer of Jurisdiction. Participants transferring into Israel after the Date of Grant may be required to sell their Shares immediately upon vesting of the Stock Units in order to comply with local tax withholding requirements. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to Participant, provided any liability for Tax-Related Items has been satisfied. Participant understands and agrees that the Company is not responsible for the amount of any loss Participant may incur and that the Company assumes no liability for any fluctuations in the Share price and/or US dollar exchange rate.
Notifications
Securities Law Information. The Company has obtained an exemption to the prospectus filing requirement from the Israeli Securities Authority. Accordingly, Stock Units are granted pursuant to an exemption from filing a prospectus granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available from the Company.

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Fortinet, Inc. Letterhead

Confirmation Letter - 102 Capital Gains Awards

I undertake and confirm the following (and such undertaking is deemed incorporated into any documents signed by me in connection with the grant of such Awards) with respect to any award of options, Stock Units or other equity-based grants that have been granted to me previously and/or as shall be granted to me in the future by Fortinet, Inc. (the “Company”), whether under the Company’s Amended and Restated 2009 Equity Incentive Plan or other plans maintained by the Company, pursuant to the Capital Gain Track under Section 102(b)(2) or l02(b)(3) of the Israeli Income Tax Ordinance and any regulations and rules promulgated thereunder (“Section 102” and “Awards”, respectively).
1.I understand and accept the provisions of Section 102 in general, and the tax arrangement under the Capital Gain Track in particular, and its tax consequences, as they apply to the Awards;
2.I agree that the Awards and any shares or rights that may be issued upon exercise of the Awards (or otherwise in relation to the Awards), will be held by a trustee appointed pursuant to Section l02 (the “Trustee’’) for at least the duration of the Holding Period, as defined in Section 102, and I hereby confirm that I shall not release from trust and/or sell such Awards, shares or rights, before the end of the Holding Period. I understand that any release of such Awards, shares or rights from trust, or any sale of any of them prior to the termination of the Holding Period, will result in taxation at marginal tax rates, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments;
3.I understand that the grant of the Awards is subject to the receipt of all required approvals from the Israeli Tax Authority and compliance with the requirements of Section 102. Accordingly, to the extent that for whatever reason the Awards and underlying shares of common stock shall not be subject to the Capital Gains Route, I shall bear and pay any and all taxes and any other compulsory payments applicable to the grant, exercise, sale or other disposition of Awards or shares.
4.I agree to be bound by the provisions of the Company’s trust agreement with the Trustee, ESOP Management and Trust Services Ltd., which holds the Awards for my benefit.
5.I hereby confirm that I have: (i) read and understand this letter; (ii) received all the clarifications and explanations that I have requested; and (iii) had the opportunity to consult with my advisors before signing this confirmation letter.
6.I hereby confirm that, in addition to my confirmation and agreement hereunder, the acceptance or settlement of any such Awards shall be deemed as irrevocable confirmation of my acknowledgements and undertakings herein with respect to such specific Award.
7.I declare that I am a resident of the state of Israel for tax purposes and agrees to notify the Company upon any change in the residence address and acknowledges that if I cease to be an Israeli resident or if my engagement with the Company or any affiliate is terminated, the Awards and underlying shares of common stock shall remain subject to Section 102, the trust agreement and the applicable equity plan and grant document.

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8.I understand that this is a one-time Confirmation Letter, and that until Company will determine otherwise, this Confirmation Letter will apply to all future grants of Awards. I hereby confirm that by accepting this Confirmation Letter, I will be deemed to have elected to accept the terms and conditions herein in respect of any such future grant of Awards.

Sincerely,

Company Signature

Confirmation:

Name of Employee:_______________________________

ID: ____________________________________________

Signature:_______________________________________

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ITALY
Terms and Conditions
Terms of Grant. By accepting the Stock Units, Participant acknowledges that (1) Participant has received a copy of the Plan and the Award Agreement, including this Addendum; (2) Participant has reviewed those documents in their entirety and fully understands the contents thereof; and (3) Participant accepts all provisions of the Plan and the Award Agreement, including this Addendum. Participant further acknowledges that Participant has read and specifically and expressly approves, without limitation, the following sections of the Award Agreement: Section 6 – “Forfeiture upon Termination of Status as a Service Provider”; Section 8 – “Withholding of Taxes”; Section 10 – “No Guarantee of Continued Service”; Section 11 – “Nature of Grant”; Section 13 – “Data Privacy” as replaced by the above consent; Section 25 – “Governing Law and Venue”; and Section 26 – “Language.”
Notifications
Foreign Asset/Account Reporting Information. Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, Shares, Stock Units) which may generate income taxable in Italy are required to report such on their annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, Shares, Stock Units), are beneficial owners of the investment pursuant to Italian money laundering provisions.
Tax on Foreign Financial Assets. A tax on the value of financial assets held outside of Italy by individuals resident in Italy will be due. The taxable amount will be the fair market value of the financial assets (including Shares) assessed at the end of each calendar year.
JAPAN
Notifications
Exchange Control Information. If Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of the Shares. Participant should consult with their personal tax advisor to ensure they are complying with the applicable reporting requirements.
Foreign Asset / Account Reporting Information. Japanese residents are required to report details of any assets (including any Shares) held outside of Japan as of December 31 each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 of the following year. Participant is advised to consult with his or her personal tax advisor as to whether the reporting obligation applies to Participant and whether Participant will be required to report details of any Stock Units or Shares that Participant holds.
KOREA
Notifications
Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts holding shares) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency). Participant should

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consult with his or her personal tax advisor to determine how to value Participant’s foreign accounts for purposes of this reporting requirement and whether Participant is required to file a report with respect to such accounts.
KUWAIT
There are no country-specific provisions.
MALAYSIA
Notifications

Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Stock Unit grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Data is supplied by the Employer and also by Participant through information collected in connection with the Award Agreement and the Plan.

Participant understands that Data will be transferred toE*TRADE Financial Corporation, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, its broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative at Fortinet Malaysia SDN BHD, Suite 33A-02/03, Level 33A, Menara Keck Seng 203, Jalan Bukit Bintang 55100 Kuala Lumpur, Malaysia. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Stock Units or other Awards or administer or maintain such Awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

    Peserta dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang dinyatakan dalam Perjanjian Penganugerahan dan apa-apa bahan geran Unit Saham Terbatas yang lain oleh dan di antara, sebagaimana yang berkenaan, Majikan, Syarikat, dan mana-mana Syarikat Induk atau Anak Syarikat untuk tujuan ekslusif bagi pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan tersebut.
    Peserta memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, namanya, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa saham atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua Unit Saham Terbatas atau apa-apa hak lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Peserta (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan. Data dibekalkan oleh Majikan dan juga oleh Peserta melalui maklumat yang dikumpul berkenaan dengan Perjanjian Penganugerahan dan Pelan.
    Peserta memahami bahawa Data akan dipindah kepadaE*TRADE Financial Corporation, atau pembekal perkhidmatan pelan saham lain yang mungkin dipilih oleh Syarikat pada masa depan yang membantu Syarikat dalam melaksanakan, mentadbir dan menguruskan Pelan tersebut. Peserta memahami bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Peserta. Peserta fahami bahawa sekiranya dia menetap di luar Amerika Syarikat, Peserta boleh meminta senarai nama dan alamat mana-mana penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatannya. Peserta memberi kuasa kepada Syarikat, brokernya dan mana-mana penerima lain yang mungkin membantu Syarikat (pada masa kini atau masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta fahami bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta fahami bahawa sekiranya dia menetap di luar Amerika Syarikat, dia boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan yang diperlukan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya di Fortinet Malaysia SDN BHD, Suite 33A-02/03, Level 33A, Menara Keck Seng 203, Jalan Bukit Bintang 55100 Kuala Lumpur, Malaysia. Selanjutnya, Peserta memahami bahawa dia memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan dan kerjayanya dengan Majikan tidak akan terjejas; satunya akibat jika dia tidak bersetuju atau menarik balik persetujuannya adalah bahawa Syarikat tidak akan dapat menganugerahkan kepada Peserta Unit Saham Terbatas atau Anugerah lain atau mentadbir atau mengekalkan Anugerah tersebut. Oleh itu, Peserta fahami bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa dia boleh menghubungi wakil sumber manusia tempatannya.

Director Notification Obligation. If Participant is a director of a Malaysian Parent or Subsidiary, Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Company’s Malaysian Parent or Subsidiary in writing when Participant receive or dispose of an interest (e.g., Stock Units or Shares) in the Company or any related company. This notification must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Terms and Conditions
No Entitlement or Claims for Compensation. These provisions supplement Section 11 of the Award Agreement:
Modification. By accepting the Stock Units, Participant understands and agrees that any modification of the Plan or the Award Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.

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Policy Statement. The Award of Stock Units the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with registered offices at 899 Kifer Road, Sunnyvale, CA 94086, U.S.A., is solely responsible for the administration of the Plan and participation in the Plan and the acquisition of Shares does not, in any way, establish an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and the sole employer is Fortinet, Inc., located at Prol. Paseo de la Reforma 115 Int. 702, Col. Lomas de Santa Fe, Del. Alvaro Obregon, Mexico, D.F. C.P. 01219, nor does it establish any rights between Participant and the Employer.
Plan Document Acknowledgment. By accepting the Award of Stock Units, Participant acknowledges that Participant has received copies of the Plan, has reviewed the Plan and the Award Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement.
In addition, by accepting the Award Agreement, Participant further acknowledges that Participant has read and specifically and expressly approved the terms and conditions in the Award Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and any Parent or Subsidiary are not responsible for any decrease in the value of the Shares underlying the Stock Units.
Finally, Participant hereby declares that Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of Participant’s participation in the Plan and therefore grants a full and broad release to the Employer, the Company and any Parent or Subsidiary with respect to any claim that may arise under the Plan.
Spanish Translation
Sin derecho a compensación o reclamaciones por compensación. Estas disposiciones complementan el Contrato:
Modificación. Al aceptar las Unidades de Acciones Restringidas, el Participante entiende y acuerda que cualquier modificación al Plan o al Contrato o su terminación no constituirá un cambio o perjuicio a los términos y condiciones de empleo.
Declaración de Política. El Otorgamiento de Unidades de Acciones Restringidas que la Compañía está haciendo de conformidad con el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin responsabilidad alguna.
La Compañía, con oficinas registradas ubicadas en 899 Kifer Road, Sunnyvale, CA 94086, , EE.UU. es únicamente responsable de la administración del Plan y la participación en el Plan y la adquisición de Acciones no establece, de forma alguna, una relación de trabajo entre el Participante y la Compañía, ya que el Participante participa en el Plan de una forma totalmente comercial y el único patrón es Fortinet, Inc., Prol. Paseo de la Reforma 115 Int. 702, Col. Lomas de Santa Fe, Del. Alvaro Obregon, Mexico, D.F. C.P. 01219, y tampoco establece ningún derecho entre el Participante y el Patrón.
Reconocimiento del Documento del Plan. Al aceptar el Otorgamiento de las Unidades de Acciones Restringidas, el Participante reconoce que el Participante ha recibido copias del Plan,

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ha revisado el Plan y el Contrato en su totalidad y entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Contrato.
Adicionalmente, al aceptar el Contrato, el Participante reconoce que el Participante ha leído y específica y expresamente ha aprobado los términos y condiciones del Contrato, en el que claramente se ha descrito y establecido que: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el Plan es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como su Sociedad Controlante, Subsidiaria no son responsables por cualquier disminución en el valor de las Acciones subyacentes a las Unidades de Acciones Restringidas.
Finalmente, el Participante en este acto declara que el Participante no se reserva ninguna acción o derecho para interponer cualquier demanda o reclamación en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y, por lo tanto, otorga el más amplio finiquito al Patrón, la Compañía, así como su Sociedad Controlante, Subsidiaria con respecto a cualquier demanda o reclamación que pudiera surgir en virtud del Plan.
Notifications
Securities Law Information. The Stock Units and any Shares acquired under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Award Agreement and any other document relating to the Stock Units may not be publicly distributed in Mexico. These materials are addressed to Participant because of an existing relationship with the Company and its Parent or Subsidiaries, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company or its Parent or Subsidiaries made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
MOROCCO
Stock Units Payable Only in Cash. Notwithstanding Section 2 of the Award Agreement, the grant of Stock Units does not provide any right for Participant to receive Shares. Stock Units granted to Participants in Morocco shall be paid only in cash through local payroll in an amount equal to the value of the Shares on the vesting date less any Tax-Related Items. Participant agrees to bear any currency fluctuation risk between the time the Stock Units vest and the time the cash payment is distributed to Participant through local payroll.

NETHERLANDS
There are no country-specific provisions.

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NEW ZEALAND
Notifications

Securities Law Information.

WARNING

This is an offer of Stock Units over Shares which, if vested, will entitle Participant to acquire Shares in accordance with the terms of the Award Agreement and the Plan. Shares, if issued, will give Participant a stake in the ownership of the Company. Participant may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, Participant will be paid only after all creditors have been paid. Participant may lose some or all of his or her investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment. The Participant should ask questions, read all documents carefully, and seek independent financial advice before committing him or herself.

Shares are quoted on the Nasdaq Global Select Market (“Nasdaq”). This means Participant may be able to sell them on the Nasdaq if there are interested buyers. Participant may get less than he or she invested. The price will depend on the demand for the Shares.

For information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, you should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at http://investor.fortinet.com/.
NIGERIA
There are no country-specific provisions.
NORWAY
Notifications
Exchange Control Information. In general, Norwegian residents should not be subject to any foreign exchange requirements in connection with the acquisition or sale of Shares under the Plan, except normal reporting requirements to the Norwegian Currency Registry. If the transfer of funds into or out of Norway is made through a Norwegian bank, the bank will make the registration.

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PANAMA
Notifications

Securities Law Information. The Stock Units and any Shares which may be issued to Participant upon vesting and settlement of the Stock Units are not subject to registration under Panamanian Law as they are not intended for the public, but solely for Participant’s benefit.

PERU
Terms and Conditions
Labor Law Acknowledgment. By accepting the Stock Units, Participant acknowledges that the Stock Units are being granted ex gratia with the purpose of rewarding Participant.
Notifications
Securities Law Information. The offer of the Stock Units is considered a private offering in Peru; therefore, it is not subject to registration in Peru.
PHILIPPINES

Terms and Conditions

Stock Units Payable Only in Cash. Notwithstanding Section 2 of the Award Agreement, each Stock Unit represents the right to receive the cash equivalent of the Fair Market Value of a Share on the date it vests. For the avoidance of doubt, Participant shall not be entitled to receive any Shares pursuant to any vested Stock Units or pursuant to Dividend Equivalents.

POLAND
Notifications
Exchange Control Information. Participant acknowledges that any transfer of funds in excess of PLN15,000 into or out of Poland must be affected through a bank account in Poland. Participant understands that they are required to store all documents connected with any foreign exchange transactions they engage in for a period of five years, as measured from the end of the year in which such transaction occurred.
Foreign Asset/Account Reporting Information. Polish residents holding foreign securities (including Shares) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets held abroad) exceeds certain thresholds. If required, the reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland. Polish residents should consult with their personal tax advisor to determine their personal reporting obligations.
PORTUGAL
Terms and Conditions
Language Consent. Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Award Agreement.

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Conhecimento da Lingua. O Participante pelo presente declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição
Notifications
Exchange Control Information. If Participant does not hold the Shares acquired at vesting with a Portuguese financial intermediary, Participant may need to file a report with the Portuguese Central Bank. If the Shares are held by a Portuguese financial intermediary, it will file the report for Participant.
PUERTO RICO
There are no country-specific provisions.
QATAR
There are no country-specific provisions.
ROMANIA
Notifications
Exchange Control Information. If Participant deposits the proceeds from the sale of Shares issued to him or her at vesting and settlement of the Shares or any Dividend Equivalents paid on such Shares in a bank account in Romania, Participant may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds.
Participant should consult his or her personal advisor to determine whether Participant will be required to submit such documentation to the Romanian bank.
RUSSIA
Terms and Conditions
U.S. Transaction. The Plan, the Award Agreement, including this Addendum, and all other materials Participant may receive regarding Participant’s participation in the Plan or the grant of Stock Units do not constitute advertising or an offering of securities in Russia. The issuance of Shares acquired at vesting has not and will not be registered in Russia; therefore, such Shares may not be offered or placed in public circulation in Russia.
In no event will Shares acquired at vesting be delivered to Participant in Russia; all Shares will be maintained on Participant’s behalf in the United States.
Participant is not permitted to sell Shares acquired at vesting directly to a Russian legal entity or resident.
Depending on the development of local regulatory requirements, the Company reserves the right to settle the Stock Units in cash and/or to pay any proceeds related to the Stock Units to Participant through local payroll, to postpone the vesting and/or settlement of any Stock Units or to cancel such Stock Units for no consideration.
Data Privacy. This notification supplements Section 13 of the Award Agreement:

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Participant understands and agrees that he or she must complete and return a Consent to Processing of Personal Data (the “Consent”) form to the Company. Further, Participant understands and agrees that if Participant does not complete and return a Consent form to the Company, the Company will not be able to grant Stock Units to Participant or other awards or administer or maintain such awards. Therefore, Participant understands that refusing to complete a Consent form or withdrawing his or her consent may affect Participant’s ability to participate in the Plan.
Notifications
Exchange Control Information. Participant may be required to repatriate certain cash amounts received with respect to the Stock Units to Russia as soon as Participant intends to use those cash amounts for any purpose, including reinvestment. If the repatriation requirement applies, such funds must initially be credited to Participant through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. Under the Directive N 5371-U of the Russian Central Bank (the “CBR”), the repatriation requirement may not apply in certain cases with respect to cash amounts received in an account that is considered by the CBR to be a foreign brokerage account. Statutory exceptions to the repatriation requirement also may apply. Participant should contact their personal advisor to ensure compliance with the applicable exchange control requirements prior to vesting in the Stock Units and/or selling Shares.
Foreign Asset/Account Reporting Information. Russian residents are required to report the opening, closing or change of details of any foreign bank or brokerage account to the Russian tax authorities within one (1) month of opening, closing or change of details of such account. Russian residents are also required to report annual cash flow and/or financial assets (e.g., Shares and financial instruments) flow reporting for an offshore brokerage or bank account due by June 1 each year for the previous year. Reporting requirements were further revised to expand the reporting requirement to include financial asset (including Shares) transactions in offshore accounts. Non-compliance with the reporting obligations could impact Participant's ability to vest and receive Shares pursuant to the Stock Units, maintain the account outside of Russia and participate in the Plan. Russian residents should consult with their personal tax advisor for additional information about these reporting obligations.
Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, Participant should inform the Company if he or she is covered by these laws because Participant should not hold Shares acquired under the Plan.
Labor Law Information. If Participant continues to hold Shares acquired at vesting of the RSUs after an involuntary termination of status as a Service Provider, Participant may not be eligible to receive unemployment benefits in Russia.

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SAUDI ARABIA
Terms and Conditions

Stock Units Payable Only in Cash. Notwithstanding Section 2 of the Award Agreement, the grant of Stock Units does not provide any right for Participant to receive Shares. Stock Units granted to Participants in Saudi Arabia shall be paid only in cash through local payroll in an amount equal to the value of the Shares on the vesting date less any Tax-Related Items. Participant agrees to bear any currency fluctuation risk between the time the Stock Units vest and the time the cash payment is distributed to Participant through local payroll.
SINGAPORE
Terms and Conditions
Sale Restriction. Participant agrees that any Shares acquired pursuant to the Stock Units will not be offered for sale in Singapore prior to the six-month anniversary of the Date of Grant unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.
Notifications
Securities Law Information. The grant of Stock Units is being made to Participant in reliance on the “Qualifying Person” exemption of the SFA under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.
Chief Executive Officer and Director Notification Obligation. If Participant is the Chief Executive Office (“CEO”) or a director, associate director or shadow director of a Singapore Parent, Subsidiary or Affiliate, Participant understands that Participant is subject to certain notification requirements under the Singapore Companies Act. Participant acknowledges that Participant must notify the Singapore Parent, Subsidiary or Affiliate in writing of an interest (e.g., unvested Stock Units, Shares, etc.) in the Company or any Parent or Subsidiary within two (2) business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when Shares acquired at vesting are sold), or (iii) becoming the CEO and/or a director, if Participant holds such an interest at the time.
SLOVAKIA
Notifications
Foreign Asset/Account Reporting Information. If Participant permanently resides in the Slovak Republic and, apart from being employed, carries on business activities as an independent entrepreneur (in Slovakian, podnikatel), Participant will be obligated to report his or her foreign assets (including Shares) to the National Bank of Slovakia (provided that the value of the foreign assets exceeds an amount of €2,000,000).
SLOVENIA
There are no country-specific provisions.

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SOUTH AFRICA
Terms and Conditions
Withholding Taxes. This provision supplements Section 7 of the Award Agreement:
By accepting the Stock Units, Participant agrees to immediately notify the Employer of the amount of any gain realized upon vesting of the Stock Units. If Participant fails to advise the Employer of the gain realized at vesting, Participant may be liable for a fine. Participant will be responsible for paying any difference between the actual tax liability and the amount withheld.
Notifications
Exchange Control Information. Participant is responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, Participant should consult Participant’s legal advisor prior to the acquisition or sale of Shares acquired under the Plan to ensure compliance with current regulations. As noted, it is Participant’s responsibility to comply with South African exchange control laws, and neither the Company nor any Parent or Subsidiary will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws.
SPAIN
Terms and Conditions
Nature of Grant. This provision supplements Section 10 of the Award Agreement:
By accepting the Stock Units, Participant consents to participation in the Plan and acknowledges that Participant has received a copy of the Plan.
Participant understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant Stock Units under the Plan to individuals who may be Service Providers throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Parent or Subsidiary, other than to the extent set forth in this Award Agreement. Consequently, Participant understands that the Stock Units are granted on the assumption and condition that the Stock Units and any Shares acquired at vesting of the Stock Units are not part of any employment or service contract (either with the Company or any Parent or Subsidiary), and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. In addition, Participant understands that this grant would not be made but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Stock Units shall be null and void.
Further, except as otherwise provided in the Plan and the Award Agreement, Participant understands that he or she will not be entitled to continue vesting in any Stock Units once Participant’s status as a Service Provider terminates. This will be the case, for example, even in the event of a termination of Participant’s status of a Service Provider by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjusted or recognized to be without cause, individual or collective dismissal or objective grounds, whether adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer

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and under Article 10.3 of the Royal Decree 1382/1985. Participant acknowledges that Participant has read and specifically accepts the vesting and termination conditions in the Award Agreement.
Notifications
Securities Law Information. The Stock Units do not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor the Award Agreement have been registered with the Comisión Nacronal del Mercado de Valores and do not constitute a public offering prospectus.

Exchange Control Information. In the event that Participant holds 10% or more of the share capital or voting rights of the Company or such other amount that would entitle Participant to join the Board of Directors of the Company, Participant must declare such holding to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministry of Economy and Competitiveness. Such declaration should be done by filing a Form D-6 each January while the Shares are owned. In addition, the acquisition and sale when Participant holds 10% or more of the share capital or voting rights of the Company must also be declared on Form D-6 filed with the Spanish Registro de Inversiones within one month from the acquisition or sale.
Foreign Asset/Accounting Reporting Information. If Participant holds rights or assets (e.g., Shares or cash held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31 each year, Participant is required to report certain information regarding such rights and assets on tax form 720.  After such rights and/or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than €20,000.  The reporting must be completed by the March 31 each year.
Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), any foreign instruments (including any Shares acquired under the Plan) and any transactions with non-Spanish residents (including any payments of Shares made to Participant by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year. More frequent reporting may be required if the transaction value or account balance exceeds €100,000,000.
SWEDEN
Terms and Conditions
Responsibility for Taxes. This provision supplements Section 7 of the Award Agreement:
Without limiting the Company’s or any Parent or Subsidiary’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Award Agreement, in accepting the Stock Unit grant, Participant authorizes the Company and/or any Parent or Subsidiary to withhold Shares or to sell Shares otherwise deliverable to Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or any Parent Subsidiary has an obligation to withhold such Tax-Related Items.

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SWITZERLAND
Notifications
Securities Law Information. Neither this document nor any other materials relating to the Stock Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than a participant and other service provider of the Company or any Parent or Subsidiary or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

TAIWAN
Terms and Conditions
Data Privacy Acknowledgement. Participant acknowledges that he or she has read and understands the terms regarding collection, processing and transfer of Data contained in Section 13 of the Award Agreement and by participating in the Plan, Participant agrees to such terms. In this regard, upon request of the Company or the Employer, Participant agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. Participant understands that he or she will not be able to participate in the Plan if Participant fails to execute any such consent or agreement.
Notifications
Securities Law Information. The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. Participant may acquire and remit foreign currency (including proceeds from the sale of Shares or the receipt of dividends) up to US$5,000,000 per year without justification.
If the transaction amount is TWD500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.
THAILAND
Notifications
Exchange Control Information. If the proceeds from the sale of Shares or the receipt of dividends and Dividend Equivalents are equal to or greater than US$50,000 in a single transaction, Participant must repatriate the proceeds to Thailand immediately upon receipt and to convert the funds to Thai Baht or deposit the proceeds in a foreign currency deposit account maintained by a bank in Thailand within 360 days of remitting the proceeds to Thailand. In addition, Participant must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form.
If Participant does not comply with this obligation, Participant may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and

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without notice, Participant should consult a legal advisor before selling Shares to ensure compliance with current regulations. It is Participant’s responsibility to comply with exchange control laws in Thailand, and neither the Company nor any Parent or Subsidiary will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws.
TUNISIA
Terms and Conditions
Settlement of Stock Units and Sale of Shares. Due to local regulatory requirements, upon the vesting of the Stock Units, Participant agrees to the immediate sale of any Shares to be issued to him or her upon vesting and settlement of the Stock Units. Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization) and Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay Participant the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. Participant acknowledges that he or she are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Award Agreement.
Notifications
Exchange Control Information. All proceeds from the sale of Shares as described above must be repatriated to Tunisia. Participant should consult his or her personal advisor before taking action with respect to remittance of proceeds into Tunisia. Participant is responsible for ensuring compliance with all exchange control laws in Tunisia. In addition, if Participant holds assets abroad in excess of 500 Tunisian Dinars, Participant must report the assets to the Central Bank of Tunisia.
TURKEY
Notifications
Securities Law Information. Under Turkish law, Participant is not permitted to sell Shares acquired under the Plan in Turkey. The Shares are currently traded on the Nasdaq Global Select Market, which is located outside of Turkey, under the ticker symbol “FTNT” and the Shares may be sold through this exchange.
Exchange Control Information. Participant likely will be required to engage a Turkish financial intermediary to assist with the sale of Shares acquired under the Plan and may also need to engage a Turkish financial intermediary with respect to the acquisition of such Shares, although this is less certain. As Participant is solely responsible for complying with the financial intermediary requirements and their application to participation in the Plan is uncertain, Participant should consult his or her personal legal advisor prior to the vesting of the Stock Units or any sale of Shares to ensure compliance.
UNITED ARAB EMIRATES
Notifications
Securities Law Information. Participation in the Plan is being offered only to selected Service Providers and is in the nature of providing equity incentives to Service Providers in the United

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Arab Emirates. The Plan and the Award Agreement are intended for distribution only to such Service Providers and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If Participant does not understand the contents of the Plan and the Award Agreement, Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Award Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Stock Units Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in the Award Agreement, the grant of Stock Units does not provide any right for Participant to receive a cash payment, and the Stock Units are payable in Shares only.
Withholding Taxes. This provision supplements Section 7 of the Award Agreement:
If payment or withholding of the income tax due is not made within ninety (90) days of the end of the U.K. tax year (April 6 - April 5) in which such event giving rise to the Tax-Related Items occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current Official Rate of HM Revenue & Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 10 of the Award Agreement.
Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), Participant shall not be eligible for a loan from the Company to cover the income tax. In the event that Participant is a director or executive officer and income tax not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant acknowledges that Participant ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover from Participant at any time thereafter by any of the means referred to in Section 10 of the Award Agreement.
Joint Election for Transfer of the Employer’s Secondary Class 1 NICs Liability to the Participant. As a condition of vesting in the Stock Units, Participant agrees to accept any liability for secondary Class 1 NICs, which may be payable by the Company or the Employer in connection with the Stock Units (“Employer NICs”). Without limitation to the foregoing, Participant agrees to enter into an election between Participant and the Company or the Employer (the “Election”), in the form approved for such Election by HMRC, and any other consents or elections required to accomplish the transfer of the Employer NICs to Participant, prior to vesting of the Stock Units. Participant further agrees to enter into such other joint elections as may be required between Participant and any successor to the Company and/or the Employer. If Participant does not enter into the Election prior to the vesting of the Stock Units,

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Participant shall, without any liability to the Company or any Parent or Subsidiary, not be entitled to vest in the Stock Units.
Participant further agrees that the Company and/or the Employer may collect the Employer NICs by any of the means set forth in Section 10 of the Award Agreement, as supplemented above.

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